EXHIBIT 99.1
BERKSHIRE HATHAWAY INC.
NEWS RELEASE

FOR IMMEDIATE RELEASE	September 19, 2005
Omaha, NE (BRK.A; BRK.B) — Due to the extraordinary devastation created by Hurricane Katrina, it is particularly difficult to estimate an industry loss for this event and we don’t intend to at this time. However, Berkshire Hathaway has previously stated that it expects its share of industry losses from catastrophes such as Hurricane Katrina to be 3-5%. Berkshire continues to believe this to be true and thus expects it will incur 3-5% of the industry losses associated with Hurricane Katrina.
Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.
Cautionary Notice: Certain statements contained in this press release are “forward looking” statements within the meaning of the Private Securities Litigation Act of 1995. These statements are not guarantees of future performance and actual results may differ materially from those forecasted.
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